                                                                     EXHIBIT 4.2


THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER ANY STATE SECURITIES LAW IN RELIANCE UPON EXEMPTIONS THEREFROM. THE SECURITIES MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

                           ELIBERATION.COM CORPORATION
                     (FORMERLY EWORLD COMMERCE CORPORATION)
                          STOCK SUBSCRIPTION AGREEMENT

         1. SUBSCRIPTION. _________________________ ("Purchaser") hereby irrevocably agrees to purchase, on the terms and conditions described herein, _________________ (___________) shares of Series A Preferred Stock, par value $0.00001 per share (the "Shares") of eLiberation.com Corporation, formerly known as eWorld Commerce Corporation, a Delaware corporation (the "Company") as part of an offering of 2,000,000 shares of Series A Preferred Stock by the Company.

         2. PURCHASE PRICE AND DELIVERY OF SHARES. The purchase price for the Shares is One Dollar ($1.00) per Share, which is payable in full by delivery herewith of a check made payable to the order of ELIBERATION.COM CORPORATION. The Company will send Purchaser a duly executed stock certificate representing the Shares within ten business days after the Company executes and delivers to Purchaser the acceptance on the signature page hereof.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

                  (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted and proposed to be conducted.

                  (b) Capitalization. The authorized capital of the Company consists of 30,000,000 shares of Common Stock, of which 5,000,000 are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which none are issued and outstanding and which the Board of Directors may designate in one or more series from time to time. As of the first closing of the offering, there shall be 2,000,000 shares of Preferred Stock designated Series A Preferred Stock, with the rights, preferences, privileges and restriction described in the Memorandum of Terms For the Private Placement of Series A Convertible Preferred Stock of eLiberation.com Corporation. The following shares are reserved for future issuance as of March 11, 1999:

                                                          [ELIBERATION.COM LOGO]

                           (i) Options. 2,000,000 shares of Common Stock are
reserved for issuance under options for the Company's employees, consultants, advisors, officers, directors, service providers, or strategic partners.

                           (ii) Other Private Placements. The Company is
contemplating further private placements of shares of Common Stock and/or preferred stock, the terms of which are yet to be determined but which would have rights, preferences and privileges senior to the Common Stock, of Common Stock and would require additional authorized shares. The Company anticipates issuing shares, the terms and conditions of which have yet to be determined, which will be senior to the Shares in respect to rights and preferences comprised of 1,500,000 or fewer shares of a new Series B Preferred Stock at a price of $3.00 or more per share, and 1,500,000 or fewer shares of a new Series C Preferred Stock at a price of $7.00 or more per share. No assurance is possible that such future offerings will be completed.

                  (c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

                  (d) Valid Issuance of Stock. The Shares, including any shares of Common Stock issuable upon conversion thereof, which are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                  (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required under applicable securities laws, all of which will be effected after the sale of the Shares hereunder.

                  (f) Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

                  (g) Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases or licenses, the Company is in compliance with such leases or licenses and, to the best of its knowledge, holds a valid leasehold interest or license right free of any liens, claims or encumbrances.

                                                          [ELIBERATION.COM LOGO]

                  (h) Business Plan and Financial Statements. The most recently revised Business Plan of the Company has been prepared in good faith by the Company. With respect to projections contained in the Business Plan or otherwise, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes that there is a reasonable basis for such projections. The Company has only recently incorporated, and has not conducted material operations.

         4. REPRESENTATIONS OF PURCHASER. The Purchaser hereby represents and warrants that:

                  (a) The Purchaser is capable of bearing the economic risks of this investment, including the possible loss of the entire investment;

                  (b) The Shares are being acquired for investment only and for the Purchaser's own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of the Shares;

                  (c) The Purchaser understands that the Shares have not been qualified under the California Corporate Securities Law of 1968, as amended, (the "Law") or any other applicable state securities laws and that the Shares have not been registered under the Securities Act of 1933, as amended, (the "Act"), and are being offered and sold pursuant to exemptions thereunder, and that in this connection the Company is relying on the Purchaser's representations set forth in this Subscription Agreement;

                  (d) The Purchaser understands and agrees that the Shares may not be offered or transferred in any manner unless (i) the Shares are subsequently registered under the Act and any applicable state securities laws, or (ii) an opinion of counsel satisfactory to the Company has been rendered stating that such offer or transfer will not violate any applicable federal or state securities laws, or (iii) such sale is made in compliance with all of the requirements of Rule 144 promulgated by the Securities and Exchange Commission under the Act;

                  (e) The Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect, as set forth on Exhibit B attached hereto [PURCHASER: YOU MUST STRIKE OUT THIS PARAGRAPH IF IT IS INAPPLICABLE TO YOU.];

                  (f) The Purchaser understands and agrees that in addition to any other restrictive legend which may be imposed on the certificate, the certificate evidencing said Shares will bear the following legends:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 (IF AVAILABLE) OR THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE

                  REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

                  (g) The representations which Purchaser has made herein are true and correct on the date hereof and the Purchaser understands that the Company will be relying on representations made herein in determining whether the offering is exempt from registration under Act and under applicable state securities laws; should any such information change prior to the issuance of the Shares to Purchaser, Purchaser agrees to immediately provide the Company with a written notice setting forth the corrected information;

                  (h) By executing this Subscription Agreement, the Purchaser hereby acknowledges receipt of all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the merits and risks in acquiring the Shares. The Purchaser acknowledges receipt of satisfactory and complete information covering the business and financial condition of the Company, including the opportunity to obtain information regarding the Company's financial status, in response to all inquiries in respect thereof. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Shares and the capacity of protecting his own interests in the transaction;

                  (i) The Purchaser has been furnished with the materials relating to the Company and the offering of the Shares which they have requested, and has been afforded the opportunity to make inquiries concerning the Company and such matters as the Purchaser has deemed necessary, and has further been afforded the opportunity to obtain any additional information required by the Purchaser to the extent the Company possesses such information or could acquire it without unreasonable effort or expense;

                  (j) The Purchaser has substantial means of providing for his or her current needs and personal contingencies and has no need for liquidity in this investment;

                  (k) The Purchaser has determined that the Shares are a suitable investment for him or her and that he or she could bear a complete loss of his or her entire investment;

                  (l) The Purchaser has relied on his or her own tax and legal advisor and his or her own investment counselor with respect to the income tax and investment considerations of a purchase of the Shares;

                  (m) The Purchaser did not learn of the offering described herein through any general advertising or other literature, and he or she and/or his or her representatives have relied only on the information furnished or made available to them by the Company described above;

                  (n) If the Purchaser is a corporation, partnership, trust or other entity, it is authorized and qualified to purchase the Shares; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Agreement represents a valid, binding and enforceable agreement of the Purchaser;

                  (o) No representations or warranties have been made to the Purchaser by the Company, its officers, directors or shareholders or any persons acting on behalf of the Company, or any affiliates of any of them, other than the representations set forth herein; and

                  (p) The Purchaser represents and warrants that neither the Purchaser nor the Company is subject to any law, regulation of any jurisdiction, other than of the United States or the states of the United States, that requires the Company to make any filing or obtain any permit or approval, in connection with the transactions contemplated in this Agreement.

         5. ACCEPTANCE. Purchaser hereby confirms his or her understanding that the Company has full and absolute discretion to accept or reject this subscription in whole. In the case of rejection of this subscription, the total subscription funds of the Purchaser will be promptly returned to him or her without interest. Purchaser further understands that the offering may be terminated by the Company at any time. In the event of termination prior to acceptance of Purchaser's subscription, Purchaser's funds will be returned to him or her without interest.

         6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

         7. ASSIGNABILITY. This Agreement is not transferable or assignable by the Purchaser.

         8. OWNERSHIP OF SHARES. Please print the name and address of each person in whose name the Shares are to be registered.

      (1) Name
             -------------------------------------------------------------------
                        First              Middle              Last


             -------------------------------------------------------------------
                                   Street Address


             -------------------------------------------------------------------
                        City           State             Zip Code

             Social Security or Tax I.D.  No.

      (2) Name
             -------------------------------------------------------------------
                       First             Middle             Last


             -------------------------------------------------------------------
                                   Street Address


             -------------------------------------------------------------------
                        City           State             Zip Code

             Social Security or Tax I.D.  No.

         9. TITLE TO SHARES. Please indicate by check mark below the manner in which title to the Shares is to be held:

             __  Community Property              __  Individual

             __  Joint Tenancy              __ Trust

             __  Tenancy in Common               __  Company

             __  Separate Property          __ Other (please indicate)

             __  As Custodian For

             __  under Uniform Gift to Minors Act

         10. SIGNATURE. Each person in whose name the Shares are to be registered must sign in the space provided below.

         IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Stock Subscription Agreement on the date indicated below.

Dated this __ day of ____, 1999.


                                        ----------------------------------------
                                        Print Name of Purchaser


-------------------------------------   ----------------------------------------
Number of Shares Subscribed For         Signature



-------------------------------------   ----------------------------------------
Number of Shares Subscribed For         Print Name of Purchaser



------------------------------------    ----------------------------------------
Amount Paid Upon Subscription           Signature of Co-Investor (if any,
                                        including the Purchaser's spouse,
                                        Co-Tenant or Co-Trustee)

                                        ----------------------------------------
                                        Print Name of Co-Investor (if any,
                                        including the Purchaser's spouse,
                                        Co-Tenant or Co-Trustee)

ACCEPTED,                               ELIBERATION.COM CORPORATION

                                        By:
                                        ----------------------------------------
                                        Its:PRESIDENT

                                    EXHIBIT A

                MEMORANDUM OF TERMS FOR THE PRIVATE PLACEMENT OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF

                           ELIBERATION.COM CORPORATION

                              AS OF MARCH 11, 1999

THIS TERM SHEET SUMMARIZES THE PRINCIPAL TERMS OF THE PROPOSED FINANCING OF EWORLD COMMERCE CORPORATION (THE "COMPANY"). THIS TERM SHEET IS FOR DISCUSSION PURPOSES ONLY; THERE IS NO OBLIGATION ON THE PART OF ANY NEGOTIATING PARTY UNTIL A DEFINITIVE STOCK SUBSCRIPTION AGREEMENT IS SIGNED BY ALL PARTIES. THIS TERM SHEET DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR AN OFFER TO PURCHASE SECURITIES.

AMOUNT TO BE RAISED:            Up to US$2,000,000 at a $5 million pre-money
                                valuation, with a first closing as to a minimum of U.S. $1,000,000.

TYPE OF SECURITY:               Series A Convertible Preferred Stock ("Series A
                                Preferred").

NUMBER OF SHARES:               Up to 2,000,000 shares

PURCHASE PRICE:                 $1.00 per share (the "Purchase Price").

INVESTORS:                      Sophisticated Investors -- U.S. Accredited
                                Investors and Qualified Investors who are not U.S. Persons.

CLOSING DATE:                   The first closing of the sale of the Series A
                                Preferred (the "Closing") is anticipated to be promptly following receipt of US$1,000,000 of subscriptions.

POST-FINANCING CAPITALIZATION
(MINIMUM  OFFERING):

                                                     Number of
      Class                                           Shares    Percent
      -----                                           ------    -------
COMMON STOCK                                         5,000,000   62.5%
RESERVE FOR OPTIONS                                  2,000,000   25.0%
SERIES A PREFERRED*                                  1,000,000   12.5%
                                                     ---------  -----
TOTAL                                                8,000,000  100.0%

POST-FINANCING CAPITALIZATION
(MAXIMUM OFFERING):

                                                     Number of
      Class                                           Shares    Percent
      -----                                           ------    -------
COMMON STOCK                                         5,000,000   55.5%
RESERVE FOR OPTIONS                                  2,000,000   22.2%
SERIES A PREFERRED*                                  2,000,000   22.2%
TOTAL                                                9,000,000  100.0%

RIGHTS, PREFERENCES,            DIVIDENDS:  No dividend may be declared and paid
PRIVILEGES AND RESTRICTIONS     upon shares of Common Stock in any fiscal year
OF THE PREFERRED STOCK:         of the Company unless a dividend of an equal
                                amount is simultaneously declared and paid upon the shares of Series A Preferred for such fiscal year of the Company. No dividends are anticipated to be paid.

                                CALL WARRANTS: Series A Preferred will have call warrants attached, at the ratio of one call warrant for each three shares so held, at a strike price of $10, and exercisable at any time within 24 months after the purchase date of the Series A stock.

                                VOLUNTARY CONVERSION: Each holder of Series A Preferred will have the right, at the option of the holder, at any time, to convert shares of Series A Preferred into shares of Common Stock at an initial conversion ratio of one-for-one.

                                AUTOMATIC CONVERSION: The Series A Preferred will be automatically converted into Common Stock, at the then applicable conversion rate, in the event of either (i) the election of holders of a majority of the then out-standing Preferred Stock, voting together as a class, or
                                (ii) the closing of an underwritten initial public offering of the Company's Common Stock under the Securities Act of 1933 ("IPO") at a public offering price of at least US$10 per share that results in the Common Stock being accepted for listing on the New York Stock Exchange or the Nasdaq National Market or the Nasdaq Small Cap Market.

                                ANTIDILUTION PROVISIONS: The conversion price of the Series A Preferred shall be subject to an adjustment to prevent dilution in the event that the Company issues additional shares of capital stock at a purchase price less than the applicable conversion price (other than to employees, consultants, advisors, officers, directors, service providers, or strategic partners pursuant to stock purchase or stock option plans or agreements approved by the Board). In such an event, the conversion price shall be adjusted according to a weighted-average formula. If warrants and options are issued, amounts payable upon exercise shall be treated as paid for the shares that are deemed issued.

                                LIQUIDATION PREFERENCE: In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred will be entitled to receive, in preference to the holders of Common Stock, a preference amount per share consisting of the Purchase Price plus declared and unpaid dividends, if any. Thereafter, the remaining assets of the Company will be distributed ratably to the holders of Common Stock and the Series A Preferred on an as-converted basis. A merger, acquisition or sale of all or substantially all of the assets of the Company in which the stockholders of the Company immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation will be deemed to be a liquidation for purposes of the liquidation preference. The preference feature of this liquidation preference will be eliminated in the event of a liquidation where absent the preferential feature a liquidation of the Company would yield proceeds to the holders of Series A Preferred in excess of three (3) times the Purchase Price per share.

                                VOTING RIGHTS: The holder of a share of Series A Preferred will be entitled to that number of votes on all matters presented to stockholders equal to the number of shares of Common Stock then issuable upon conversion of such share of Series A Preferred.

                                PROTECTIVE PROVISIONS: Without the approval of the holders of at least a majority of the Series A Preferred, the Company will not take any action that (i) alters or changes the rights, preferences or privileges of the Series A Preferred so as to adversely affect such shares, (ii) increases or decreases the number of authorized shares of Series A Preferred, or
                                (iii) authorizes the issuance of securities having a preference over or on a parity with the Series A Preferred, including debt securities, other than these senior securities:
                                (A) in connection with commercial credit arrangements, equipment financings or similar transactions, (B) 1,500,000 or fewer shares of Series B Preferred Stock at a price of $3.00 or more, and (C) 1,500,000 or fewer shares of Series C Preferred Stock at a price of $7.00 or more.

INFORMATION RIGHTS:             So long as any shares of Series A Preferred are
                                outstanding, the Company will deliver to such holder annual and quarterly financial statements as well as an annual budget. The obligation of the Company to furnish such information will terminate at such time as the Company consummates an IPO or becomes subject to the reporting provisions of the Securities
                                Exchange Act of 1934.

RIGHT OF FIRST OFFER:           Each holder of Series A Preferred will have the
                                right in the event the Company proposes to offer equity securities to any person (other than (i) the issuance of capital stock to employees, consultants, advisors, officers, directors, service providers, or strategic partners pursuant to stock purchase or stock option plans or agreements approved by the Board, (ii) the issuance of securities in connection with acquisition transactions, (iii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, (iv) shares issued upon conversion of then outstanding
                                Preferred Stock, (v) the issuance of securities in a public offering, or (vi) stock splits, stock dividends or like transactions) to purchase that portion of such equity securities equal to (a) the number of shares of Common
                                Stock issued or issuable upon conversion of the Series A Preferred held by each holder of Series A Preferred divided by (b) all of the Company's Common Stock then outstanding or issuable upon exercise of in-the-money options or warrants or conversion of Preferred Stock.
                                Such equity securities shall be purchased within 15 days from notice by the Company and on the same terms as they are purchased by other third party purchasers of the equity securities. Such right of first offer will terminate upon an IPO or the acquisition of the Company.

                                The Company shall have a right of first refusal to purchase Common Stock prior to a transfer by the initial founders of the Company to a third party, except for the sale by them of up to 10% of their present holdings per year. Each of the Series A Preferred holders and the other Common Stock holders shall have the right to purchase the shares not purchased by the Company.

                                The Company shall have a right to repurchase
                                Common Stock held by the initial founders of the Company expiring as to 25% of their present holdings each 6 months in the event the affected person voluntarily terminates his or her services as an employee, director and advisor to the Company, as the case may be.

CO-SALE RIGHT IN SALES BY       If at any time prior to an IPO the initial
COMMON STOCK HOLDERS            founders of the Company seeks to sell their
                                stock holdings to a party other than the Company, except for the sale by them of up to 10% of their present holdings per year, the holders of Series A Preferred or Common Stock will each have the right to participate in the transaction at the same terms and conditions as the selling Common Stockholder on a pro-rata basis.

REGISTRATION RIGHTS:            REGISTRABLE SECURITIES: All shares of Common
                                Stock issuable upon conversion of the Preferred
                                Stock shall be deemed "Registrable Securities."

                                DEMAND REGISTRATION RIGHTS: If the Company has not completed an IPO within four (4) years after the Closing, holders of at least a majority of the Registrable Securities shall have one (1) demand registration right to request that the Company file a registration statement under the Securities Act of 1933, in order to permit such holders to sell their shares (subject to cutbacks at the underwriter's discretion).

                                REGISTRATION EXPENSES: Registration expenses
                                (exclusive of underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling stockholders) will be borne by the Company for all demand, piggyback and S-3 registrations. The Company will also pay the reasonable fees and expenses of one special counsel to the selling stockholders up to US$10,000.

                                TRANSFER OF REGISTRATION RIGHTS: The
                                registration rights may be transferred to a transferee who acquires at least 25% of the original purchaser's Registrable Securities (or all of such the transferring holder's shares, if less), provided that the Company is given prompt notice of the transfer and the transferee agrees to be bound by the terms and conditions of the Registration Rights Agreement. Transfer of registration rights to a partner or affiliate or member of the immediate family of the transferee will be without restrictions as to minimum shareholdings.

                                TERMINATION OF REGISTRATION RIGHTS: The
                                registration obligations of the Company will terminate on the earlier of (i) the IPO, or
                                (ii) with respect to any holder of registration rights, at such time as all Registrable Securities of such holder may be sold within a three (3) month period pursuant to Rule 144.

                                MARKET STANDOFF: In connection with the IPO, each holder of registration rights will be required not to sell or otherwise dispose of any securities of the Company (except for those securities being registered) for a period of 180 days following the effective date of the registration statement for such offering, and in connection with secondary offerings for a period of up to 120 days, if so requested by the underwriters of such offering.

ASSIGNMENT OF TECHNOLOGY:       The key employees of the Company (and/or
                                holders of the Company's Common Stock) agree to assign to the Company all rights, title and interest in and to all technology and proprietary information owned by them relating to the Company's business.

BOARD OF DIRECTORS:             Upon closing of the financing, the Bylaws of
                                the Company shall provide that the Board of Directors of the Company shall initially consist of from three (3) to (5) directors.

                                One representative of the Series A Preferred shall have "observer" rights as to all Board activities. Also, there shall be a Compensation Committee comprised of non-employee members of the Board.

PURCHASE AGREEMENT:             The sale of the Series A Preferred will be made
                                pursuant to a stock purchase agreement
                                reasonably acceptable to the Company and the Investors, which agreement will contain, among other things, appropriate representations and warranties of the Company and the Investors, covenants of the Company reflecting the provisions set forth in this term sheet and appropriate conditions to closing which will include, among other things, the filing of a Certificate of Designation of Series A
                                Preferred.

OTHER DOCUMENTATION:            In addition to the Purchase Agreement, the
                                following documents will be prepared in
                                connection with the Financing:

                                a) Board and shareholder resolutions approving
                                   transaction;

                                b) Certificate of Designation of Series A
                                   Preferred Stock;

                                c) Investor Rights Agreement;

                                d) Registration Rights Agreement;

                                e) Employee Confidentiality Agreements
                                   (including provisions for confidentiality, non-competition, nondisclosure and for the assignment of technology);

                                f) Stock Subscription Agreement;

                                g) Stock certificates; and

                                h) Form D and Notice pursuant to Section
                                   25102(f).

PREPARATION OF DOCUMENTATION:   Counsel to the Company shall prepare the
                                required documentation in this Financing on behalf of the Company. Investors should seek their own tax and legal advice.

EXPENSES:                       The Investors will bear their own expenses in
                                connection with this offering.

COUNSEL TO THE COMPANY:         Nicholas J. Yocca, Esq.
                                Stradling Yocca Carlson & Rauth
                                660 Newport Center Drive, Suite 1600
                                Newport Beach, California  92660
                                Tel: 949-725-4120
                                Fax: 949-823-5120
                                Email: njyocca@sycr.com

                                    EXHIBIT B
                               ACCREDITED INVESTOR

      Accredited Investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

      1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

      2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

      3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

      4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

      5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

      6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

      7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in
            Section 230.506(b)(2)(ii); and

      8. Any entity in which all of the equity owners are accredited investors.